As filed with the Securities and Exchange Commission on March 10, 2016

Registration Statement No. 333-119266

Registration Statement No. 333-113557

Registration Statement No. 333-89666

Registration Statement No. 333-86098

Registration Statement No. 333-57895

Registration Statement No. 333-34360

Registration Statement No. 333-31978

 Registration Statement No. 33-63787

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-119266
Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-113557
Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-89666
Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-86098
Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-57895
Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-34360
Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-31978
Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 33-63787

UNDER

THE SECURITIES ACT OF 1933

STEEL EXCEL INC.

(Exact name of Registrant as specified in its charter)

Delaware	94-2748530
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1133 Westchester Avenue, Suite N222

White Plains, New York 10604

(480) 596-0061

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

 Leonard J. McGill

Vice President, General Counsel and Secretary

590 Madison Avenue, 32nd Floor

New York, New York 10022

(212) 520-2300

Copies to:

Andrew H. Pontious

Dudnick Detwiler Rivin & Stikker LLP

351 California Street, 15th Floor

San Francisco, California 94104

(415) 982-1400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of securities that were not sold pursuant to these registration statements.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

Steel Excel Inc. (the “Company”) is filing these Post-Effective Amendments to Registration Statements on Form S-3 to withdraw and remove from registration the unsold shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), if any, previously registered by the Company pursuant to the following registration statements (the “Registration Statements”) (note that the share numbers listed below do not take into account corporate actions, such as stock splits, taken in the interim):

●	Registration Statement on Form S-3 (File No. 333-119266), registering 500,000 shares of Common Stock for resale, filed with the Securities and Exchange Commission on September 24, 2004.
●

Registration Statement on Form S-3 (File No. 333-113557), registering $225,000,000 in 3/4% Convertible Subordinated Notes due 2023 and 19,224,203 shares of Common Stock issuable upon conversion thereof, filed with the Securities and Exchange Commission on March 12, 2004.

●

Registration Statement on Form S-3 (File No. 333-89666), registering $250,000,000 in 3% Convertible Subordinated Notes due 2007 and 16,327,064 shares of Common Stock issuable upon conversion thereof, filed with the Securities and Exchange Commission on June 3, 2002.

●	Registration Statement on Form S-3 (File No. 333-86098), registering 150,000 shares of Common Stock for resale, filed with the Securities and Exchange Commission on April 12, 2002.
●	Registration Statement on Form S-3 (File No. 333-57895), registering 1,241,538 shares of Common Stock for resale, filed with the Securities and Exchange Commission on June 26, 1998.
●	Registration Statement on Form S-3 (File No. 333-34360), registering 391,997 shares of Common Stock for resale, filed with the Securities and Exchange Commission on April 7, 2000.
●	Registration Statement on Form S-3 (File No. 333-31978), registering 290,000 shares of Common Stock for resale, filed with the Securities and Exchange Commission on March 8, 2000.
●	Registration Statement on Form S-3 (File No. 33-63787), registering 385,070 shares of Common Stock for resale, filed with the Securities and Exchange Commission on October 27, 1995.

In accordance with an undertaking made by the Company in each of the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered that remain unsold at the termination of the offering, the Company hereby removes from registration all of its securities registered but unsold under the Registration Statements as of the date hereof.

[Signature page follows]

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended Steel Excel Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused these Post-Effective Amendments to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on March 10, 2016.

STEEL EXCEL INC.

By:	/s/Jack L. Howard
Jack L. Howard Vice Chairman (Principal Executive Officer)

Pursuant to the requirements of the Securities Exchange Act of 1934, these Post-Effective Amendments to the Registration Statement on Form S-3 have been signed on March 10, 2016 by the following persons in the capacities indicated.

Signature	Title

/s/Jack L. Howard	Vice Chairman (Principal Executive Officer)
Jack L. Howard

/s/James F. McCabe, Jr.	Chief Financial Officer (Principal Accounting Officer)
James F. McCabe, Jr.

/s/Warren G. Lichtenstein	Chairman of the Board
Warren G. Lichtenstein

/s/John J. Quicke	Director
John J. Quicke

/s/John Mutch	Director
John Mutch

/s/Gary W, Ullman	Director
Gary W. Ullman

/s/Robert J. Valentine	Director
Robert J. Valentine